STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the 27th day of October, 2011, by and between EDUtoons, Inc., a Delaware corporation (the “Company”), with offices at 101 East 52nd Street, 10th Floor, New York, NY 10022 and Continuity X, Inc. a Delaware corporation (the “Buyer”), with offices at 610 State Route 116, Metamora, IL 61548 (the Company and the Buyer are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”).

WITNESSETH:

WHEREAS, the Company has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Company, three million two hundred fifty thousand (3,250,000) shares of common stock, par value of $0.001 per share, of the Company for an aggregate purchase price of twenty five thousand ($25,000) dollars.

NOW, THEREFORE, in consideration of the foregoing recital, which shall be considered  an integral part of this Agreement, the mutual covenants and agreements of the Parties hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged,

 IT IS AGREED:

1.           Recitals.          The Parties hereto adopt as part of this Agreement the recital set forth in the WHEREAS clause, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clause is hereby confirmed and ratified as being true and accurate by each Party to this Agreement.

2.           Purchase Price.          The Company is hereby selling to the Buyer three million two hundred fifty thousand (3,250,000) shares of common stock of the Company (the “Shares”) for an aggregate purchase price of twenty five thousand ($25,000) dollars (the “Purchase Price”).

3.           Closing and Redemption of Shares.           The closing (the “Closing”) shall occur concurrently with the execution of this Agreement (the “Closing Date”).  The Closing shall occur at the offices of Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022.  At Closing, the Company shall:

A.           Issue the Shares and deliver to the Buyer a stock certificate evidencing the Shares.;

B.           Pursuant to the Subscription Agreements being delivered simultaneously herewith, issue three million (3,000,000) shares of the Company’s common stock to be purchased in the Initial Public Offering (“IPO”) for an aggregate price of one hundred fifty thousand ($150,000) dollars, pursuant to a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”), having an effective date of May 5, 2011 (the “Registration Statement”); and

C.           Immediately after closing the Company shall take all actions necessary to redeem three million two hundred fifty thousand (3,250,000) shares of the Company’s common stock owned by the Company’s existing shareholders (the “Redemption”).

4.           Method of Payment.           Payment of the Purchase Price shall be made by the payment of twenty five thousand ($25,000) dollars, in cash, to the Company, which amount shall be paid to the Company upon the execution of this Agreement.

5.           Representations, Warranties and Covenants of the Company. To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Company represents, warrants and covenants to the Buyer as follows:

A.          The Company is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B.           Except for the Company’s sale of three million (3,000,000) shares of the Company’s common stock pursuant to the Registration Statement and after the Redemptions set forth in Paragraph “C” of Article “3” of this Agreement, the Company does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding relating to the acquisition from the Company of shares of its common stock or any other equity security or security convertible into an equity security of the Company; (ii) outstanding shares of preferred stock; or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of the Company.

C.           The Company has filed a Form S-1 Registration Statement with the SEC and except as set forth in Schedule 5(C), which is annexed to this Agreement and made a part hereof, has made all of its required periodic filings, all of which have been true and accurate. As of the date of this Agreement , there has not been any change in the business, financial condition, operations or results of operations of the Company taken as a whole as set forth in the Registration Statement.

D.           Neither the Company nor any director or executive officer of the Company, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and there is not, pending or contemplated, any investigation by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to the Company  or any current or former director or executive officer of the Company.

E.           The Company’s execution and delivery of this Agreement, the sale of the Shares and the consummation by the Company of the transactions set forth in this Agreement do not and shall not cause it to violate or contravene any provision of law or any governmental rule or regulation.

F.           The Company has no knowledge that any approval of any governmental authority is required of the Company in connection with the consummation of the transactions set forth in this Agreement.

G.           The Company has no liabilities, debts, and/or obligations, as of the date of this Agreement other than those set forth in Schedule 5(G), which is annexed to the Agreement and made a part hereof.

H.           The Company has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. The Company represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless the Buyer from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

I.             No representation, warranty or covenant of the Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

J.             It shall not be a defense to a suit for damages by another Party to this Agreement against the Company for any misrepresentation or breach of warranty or covenant that the other Party which is suing the Company knew or had reason to know that any representation, warranty or covenant of the Company in this Agreement contained untrue statements.

6.           Representations, Warranties and Covenants of the Buyer. To induce the Company to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Buyer represents, warrants and covenants to the Company as follows:

A.           The Buyer is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B.           The Buyer has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated herein.  The execution of this Agreement by the Buyer and its delivery to the Company, and the consummation by the Buyer of the transactions which are contemplated herein have been duly approved and authorized by all necessary action of the Buyer’s Board of Directors and no further authorization shall be necessary on the part of the Buyer for the performance and consummation by the Buyer of the transactions which are contemplated by this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Buyer and is enforceable as to the Buyer in accordance with the terms hereof, subject to the enforcement of remedies by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

C.           The performance of this Agreement by the Buyer in accordance with its terms shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of the Buyer’s property or cause an acceleration under any arrangement, agreement or other instrument to which the Buyer is a party or by which any of its assets are bound.

D.           No approval of any governmental authority is required of the Buyer in connection with the consummation of the transactions set forth in this Agreement.

E.           No representation, warranty or covenant of the Buyer which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

F.           It shall not be a defense to a suit for damages by another Party to this Agreement against the Buyer for any misrepresentation or breach of warranty or covenant that the other Party which is suing them knew or had reason to know that any representation, warranty or covenant of him in this Agreement contained untrue statements.

G.           The Buyer has access to copies of all annual and periodic reports, including the Form S-1 and a Form 8-K which have been filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “34 Act”); (collectively, the “SEC Filings”).  The Buyer is relying solely on this information and not upon any representations made by the Company. Buyer acknowledges that the Company is not current with respect to its obligation to file reports with the SEC as of the date of this Agreement.

7.           Company’s Conditions to Closing.  The obligations of the Company under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Company.

A.           The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

B.           The Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

C.           The Buyer shall assume and pay at Closing the following obligations of the Company: (i) legal fees in the amount of $3,500 to Gersten Savage LLP for legal services provided in relation to the Company’s Form 10-K for the period ending June 30, 2011; and (ii) fees in the amount of two-thousand ($2,000) dollars payable to Wei, Wei & Co., LLP, for auditing services provided to the Company.

D.           No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by the Exchange Documents.

8.           Buyer’s Conditions to Closing.  The obligations of the Buyer under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Buyer.

A.           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

B.            Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

C.            Immediately prior to or at Closing, the Board of Directors of the Company shall appoint David P. Godwin and Anthony G. Roth as members of the Board of Directors of the Company and all the existing Directors and Officers of the Company shall resign.

8.           Absence of Liens.  The Company shall deliver the Shares to the Buyer, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, or other encumbrances whatsoever.

9.           Good Faith Best Efforts.            Each Party agrees to exercise good faith and exert their respective best efforts to effectuate the intent of this Agreement.

10.         Miscellaneous

A.           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained in this Agreement.

C.           Notices.  Any notice or other communication required or permitted pursuant to this Agreement must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Company:	EDUtoons, Inc.
c/o Gersten Savage LLP
600 Lexington Ave., 9th Floor
New York, NY 10022
Attention: Arthur S. Marcus, Esq.
Facsimile No.: (212) 752-9700

with a copy to:	Gersten Savage LLP
600 Lexington Ave., 9th Floor
New York, NY 10022
Attention: Arthur S. Marcus, Esq.
Facsimile No.: (212) 752-9700
E-mail address: amarcus@gerstensavage.com

If to the Buyer:	Continuity X, Inc.
610 State Route 116
Metamora, IL 61548
Attention: Anthony G. Roth
Facsimile No.: (309) 367-2801
E-mail address: aroth@continuityx.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “10” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)            If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)          If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

D.           Governing Law; Disputes.          In order to induce the Buyer to enter into this Agreement and in view of the fact that because the Company’s offices are located in the State of New York and the Buyer’s offices are located in the State of Illinois, in order to avoid the question of which state law shall be applicable, the Parties agree as follows:

(i)           That this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.

(ii)           The Parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising in connection with this Agreement, including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The Parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York any service of process may be effectuated upon any of them by certified mail, return receipt requested.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iii)           The Parties agree, further, that the prevailing Party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney’s fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorneys fees shall be paid.  In connection with the arbitrators’ determination for the purpose of which Party, if any, is the prevailing Party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a Party shall not be deemed to be the prevailing Party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing signed by the other Party by fifteen (15%) percent or more.  For example, if the Party initiating arbitration (“A”) seeks an award of $10,000 plus costs and expenses, the other Party (“B”) has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitrators award any amount less than $5,750 to A, the arbitrators should determine that B has “prevailed.”

 (iv)          The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the Parties or (ii) punitive damages or any other damages not measured by the prevailing Party’s actual damages; and the Parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

(v)            Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrators upon a showing of substantial need by the Party seeking discovery.

(vi)           All aspects of the arbitration shall be treated as confidential.  The Parties and the arbitrators may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York.  Before making any such disclosure, a Party shall give written notice to all other Parties and shall afford such parties a reasonable opportunity to protect their interest.

E.           Entire Agreement.  This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Agreement or any of the documents or instruments required to be executed pursuant to this Agreement, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.  Each Party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, no Party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

F.           Confidentiality.  The Parties agree that the terms of this Agreement are confidential and they shall not make public disclosure of the terms of this Agreement, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a Party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements.  If either Party intends to make a disclosure of the terms of this Agreement as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such Party shall notify the other Party, if feasible, in advance of any such disclosure.  The Parties agree that the terms of this Paragraph “F” of this Article “10” of this Agreement regarding confidentiality are not material to this Agreement and any breach of this paragraph shall not be considered a material breach of this Agreement.  In the event of such a breach of this Paragraph “F” of this Article “10” of this Agreement, the non-breaching Party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

G.           No Assignment. The Parties hereby agree that the obligations under this Agreement shall not be transferred or assigned to any third parties without the prior written consent of each Party to this Agreement.

H.           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

I.           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

J.           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver of any other or subsequent breach.

K.           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L.           Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

M.          Binding upon Execution and Delivery. No Party to this Agreement shall be bound hereby until fully executed counterparts to this Agreement have been executed by, and delivered to, each Party, or their respective attorneys, by all other Parties or their respective attorneys.

N.           Construction.  Each of the Parties hereto hereby further acknowledges and agrees that (a) each has been advised by counsel during the course of negotiations and (b) each counsel has had significant input in the development of this Agreement and (c) this Agreement shall not, therefore, be construed more strictly against any Party responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this Agreement.
O.           Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by the Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

EDUtoons, Inc.

By:	/s/Eileen Russell
Eileen Russell, Chief Executive Officer

Continuity X, Inc.

By:	/s/Anthony G. Roth
Anthony G. Roth, Executive Director

Schedule 5(C)
Outstanding Periodic Filings

NONE

Schedule 5(g)

Outstanding Liabilities

Payable to	Amount Owed
Shareholders upon Redemption of Shares	$82,500
Vintage Filings	$7,231
National Corporate Research	$100
Wei, Wei & Co.	$4,850
Gersten Savage LLP	$35,080.55
Cubbo, Inc.	$63,238.45